SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

FOREST LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

MR. CARL C. ICAHN

DR. ERIC J. ENDE

PIERRE LEGAULT

ANDREW J. FROMKIN

DANIEL A. NINIVAGGI

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN PARTNERS MASTER FUND II LP

ICAHN PARTNERS MASTER FUND III LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL L.P.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PRELIMINARY COPIES, SUBJECT TO COMPLETION]

2012 ANNUAL MEETING OF STOCKHOLDERS

OF

FOREST LABORATORIES, INC.

PROXY STATEMENT

DATED             , 2012

OF

MR. CARL C. ICAHN

DR. ERIC J. ENDE

PIERRE LEGAULT

ANDREW J. FROMKIN

DANIEL A. NINIVAGGI

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN PARTNERS MASTER FUND II L.P.

ICAHN PARTNERS MASTER FUND III L.P.

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL L.P.

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

To Our Fellow Forest Laboratories Stockholders:

This Proxy Statement and the accompanying GOLD proxy card are being furnished to Stockholders (“Stockholders”) of Forest Laboratories, Inc., 909 Third Avenue, New York, New York 10022 (“Forest Laboratories,” the “Corporation” or the “Company”) in connection with the solicitation of proxies by Carl C. Icahn and the Participants (as hereinafter defined), to be used at the 2012 Annual Meeting (the “Annual Meeting”) of Stockholders of Forest Laboratories which is scheduled to be held at [            ] on August 15, 2012, at [        ], and at any adjournments, postponements or continuations thereof. This Proxy Statement and the GOLD proxy card are first being furnished to Stockholders on or about [            ].

Proposal 1 – Election of Directors

At the Annual Meeting, the Participants will seek to elect to the Board of Directors (“Board”) of Forest Laboratories the following persons (each a “Nominee” and collectively, the “Nominees”):

DR. ERIC J. ENDE

PIERRE LEGAULT

ANDREW J. FROMKIN

DANIEL A. NINIVAGGI

The Icahn Parties (as hereinafter defined) believe that the Nominees have impressive qualifications and that their experience would be extremely beneficial to Forest Laboratories and, therefore, its stockholders. Dr. Ende is a successful analyst and consultant with extensive financial expertise and a strong understanding of the pharmaceutical industry. Mr. Legault has an impressive background as an executive officer and board member of various companies, including biotech companies. Mr. Fromkin has significant senior leadership experience in major areas of the healthcare industry with an emphasis in the healthcare and pharmaceutical services, life sciences, and health information technology sectors, including as President, Chief Executive Officer, and Executive Director of Clinical Data, Inc. Mr. Ninivaggi has a strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group. The Icahn Parties believe that the Nominees’ knowledge of science, medicine, finance, operations, corporate governance and law will significantly improve the expertise and leadership of the Board. Each of our Nominees has consented to being named in this Proxy Statement and, if elected, to serve as a director.

On June 18, 2012, the Icahn Parties made a request to the Company under Section 220 of the Delaware General Corporation Law for certain books and records. By letter dated June 26, 2012, the Company’s counsel advised the Icahn Parties that the Company would not be providing much of the information requested. Accordingly, on June 28, 2012, the Icahn Parties commenced litigation seeking to compel the Company to produce the books and records requested.

Under the proxy rules we may only solicit proxies for our Nominees, which would result in limiting the ability of Stockholders that would like to vote for our Nominees to fully exercise their voting rights to vote for up to a full complement of ten directors. Alternatively, we may solicit proxies in support of our Nominees and also seek authority to vote for all of the Forest Laboratories nominees other than those Forest Laboratories nominees we specify. This would enable a Stockholder who desires to vote for up to a full complement of ten director nominees to use the GOLD proxy card to vote for our Nominees as well as the Forest Laboratories nominees for whom we are seeking authority to vote other than those nominees as to which the Stockholder specifically withholds our authority to vote for. We have determined to nominate a slate of four Nominees, Dr. Ende, Mr. Fromkin, Mr. Legault and Mr. Ninivaggi and are seeking authority to vote for up to all of the Forest Laboratories nominees other than [        ], [        ] [        ]

and [        ]. As a result, should a Stockholder so authorize us, on the GOLD proxy card, we would cast votes for our four Nominees and six Forest Laboratories nominees. None of the Forest Laboratories nominees for whom we seek authority to vote have agreed to serve with any of our Nominees, if elected.

Proposal 4/5 – Repeal of New Bylaws Adverse to the Interests of Stockholders

The Participants also reserve the right to seek to adopt a resolution at the Annual Meeting (the “Repeal of New Bylaws Adverse to the Interests of Stockholders”) that would repeal any provision of Forest Laboratories’ Bylaws (the “Bylaws”) in effect at the time of the Annual Meeting that was not included in the Bylaws as publicly filed with the Securities and Exchange Commission prior to June 18, 2012.

The Participants are not aware of any such provision of the Bylaws that has become effective, but it is possible that following June 18, 2012 and prior to the adoption of this resolution such a provision could become effective.

The following is the text of the proposed resolution:

“RESOLVED, that any provisions of the Bylaws of Forest Laboratories, Inc. as of the effectiveness of this resolution that were not included in the Bylaws of Forest Laboratories, Inc. as publicly filed with the Securities and Exchange Commission prior to June 18, 2012, be and hereby are repealed.”

The Participants are reserving the right to bring Proposal 4/5 for consideration at the Annual Meeting because the Board has the ability to make amendments to the Bylaws without obtaining stockholder approval and such amendments may not be in the best interests of the Stockholders. This Proposal would allow Stockholders to undo at the Annual Meeting any amendments that the Stockholders believe are not in their best interests if such amendments were not publicly disclosed prior to the deadline under the Bylaws for Stockholders to make proposals at the Annual Meeting.

THE PARTICIPANTS URGE YOU TO VOTE THE GOLD PROXY CARD (I) FOR DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMKIN AND MR. DANIEL A. NINIVAGGI, AS DIRECTORS AND (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS.

The Nominees and each of the other Participants have no interest in Forest Laboratories other than through the beneficial ownership (if any) of shares of Common Stock, par value $0.10 per share, of Forest Laboratories (the “Common Stock”) or other securities (if any) of Forest Laboratories, except as disclosed herein, including the Annexes hereto, and as follows: Mr. Legault is a party to an agreement attached hereto as Annex B, pursuant to which an affiliate of Mr. Icahn has agreed to pay $25,000 to Mr. Legault and to indemnify Mr. Legault with respect to certain costs incurred by Mr. Legault in connection with the proxy contest relating to the Annual Meeting (the “Legault Agreement”). Dr. Ende is a party to two agreements (together, the “Ende Services Agreements”) with certain affiliates of Mr. Icahn pursuant to which Dr. Ende agreed to provide certain services to Mr. Icahn and his affiliates with respect to the proxy contest relating to the Annual Meeting. Under the Ende Services Agreements, among other things, Dr. Ende will be paid a fee of $65,000 per month (not to exceed $260,000) during the proxy contest and, if he is elected to and remains on the Board, will participate in 1% of Mr. Icahn’s and such affiliates’ profits in the shares of Common Stock in excess of $47.50 per share obtained by Mr. Icahn and such affiliates during the two and one half year period following the Annual Meeting. Dr. Ende is also party to an agreement pursuant to which an affiliate of Mr. Icahn has agreed to indemnify Dr. Ende with respect to certain costs incurred by Dr. Ende in connection with the proxy contest relating to the Annual Meeting (the “Ende Nomination Agreement” and collectively with the Ende Services Agreement, the “Ende Agreements”). The Ende Nomination Agreement is attached hereto as Annex C. The Ende Services Agreements have been filed with the Securities and Exchange Commission as exhibits to the Amendment No 3 to Schedule 13D filed on May 30, 2012 by the Icahn Parties and certain of their affiliates in respect of the Company and are incorporated herein by reference. At your request to D.F. King & Co., Inc. at the phone numbers set forth below, the Icahn Parties will provide you with a copy of the Ende Service Agreements, without charge, by first class mail or other equally prompt means, within one business of the receipt of your request. Mr. Fromkin is also party to an agreement attached hereto as Annex D, pursuant to which an affiliate of Mr. Icahn has agreed to pay $25,000 to Mr. Fromkin and to indemnify Mr. Fromkin with respect to certain costs incurred by Mr. Fromkin in connection with the proxy contest relating to the Annual Meeting and certain other matters (the “Fromkin Agreement”). Mr. Ninivaggi has an interest in Forest Laboratories indirectly through certain options to purchase depositary units of Icahn Enterprises L.P., an affiliate of Mr. Icahn.

DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMKIN AND MR. DANIEL A. NINIVAGGI ARE COMMITTED TO ACTING IN THE BEST INTEREST OF ALL STOCKHOLDERS OF FOREST LABORATORIES. THE PARTICIPANTS URGE YOU TO VOTE YOUR GOLD PROXY CARD (I) FOR DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMKIN AND MR. DANIEL A. NINIVAGGI, AS DIRECTORS AND (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS.

IMPORTANT

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, the election of the Nominees requires the affirmative vote of a plurality of the votes cast by the holders of Forest Laboratories’ Common Stock at a meeting at which a quorum is present in person or represented by proxy. As a result, your vote is extremely important. We urge you to mark, sign, date, and return the enclosed GOLD proxy card to vote FOR the election of each Nominee.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY FOREST LABORATORIES. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, EXECUTING A VOTE VIA INTERNET OR TELEPHONE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE “VOTING PROCEDURES” AND “PROXY PROCEDURES” BELOW.

If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to cancel your prior given proxy card. You must have written authority from the record owner to vote the shares of Common Stock in its name at the meeting. Contact D.F. King & Co., Inc. at the number shown in this Proxy Statement for assistance or if you have any questions.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.

Stockholders call toll-free: (800) 697-6975

Banks and Brokers call collect: (212) 269-5550

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.dfking.com/frx.

Only holders of record of Forest Laboratories’ Common Stock as of the close of business on June 25, 2012 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof. According to the proxy statement of Forest Laboratories filed with the Securities and Exchange Commission (“Forest Laboratories’ Proxy Statement”) for the Annual Meeting, as of the Record Date, there were outstanding 265,724,969 shares of Common Stock. Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of Forest Laboratories held on the Record Date.

As of the Record Date, the Participants and their affiliates beneficially owned an aggregate of 26,361,686 shares of Common Stock, representing approximately 9.92% of the outstanding shares of Common Stock. The Participants and their affiliates intend to vote such shares of Common Stock FOR the election of the Nominees and FOR the Repeal of New Bylaws Adverse to the Interests of Stockholders.

VOTE (I) FOR THE NOMINEES AND (II) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS BY USING THE ENCLOSED GOLD PROXY TO VOTE TODAY – BY TELEPHONE, BY INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

Participants in Solicitation of Proxies

In addition to the Nominees (who are Dr. Eric J. Ende, Mr. Pierre Legault, Mr. Andrew J. Fromkin and Mr. Daniel A. Ninivaggi), the participants in the solicitation of proxies (the “Participants”) from Stockholders of Forest Laboratories include the following: Carl C. Icahn, a citizen of the United States, High River Limited Partnership, a Delaware limited partnership (“High River”), Hopper Investments LLC, a Delaware limited liability company (“Hopper”), Barberry Corp., a Delaware corporation (“Barberry”), Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”), Icahn Partners Master Fund LP, a Cayman Islands limited partnership (“Icahn Master”), Icahn Partners Master Fund II L.P., a Cayman Islands limited partnership (“Icahn Master II”), Icahn Partners Master Fund III L.P., a Cayman Islands limited partnership (“Icahn Master III”), Beckton Corp., a Delaware corporation (“Beckton”), Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”), IPH GP LLC, a Delaware limited liability company (“IPH”), Icahn Capital LP, a Delaware limited partnership (“Icahn Capital”), Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”).

Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River (collectively, the “Icahn Parties”), are entities controlled by Mr. Carl C. Icahn. Mr. Ninivaggi is an employee and/or officer and/or director of the Icahn Parties and various other entities controlled by Mr. Icahn, who will participate in soliciting proxies from Forest Laboratories’ Stockholders. From time to time, Mr. Ninivaggi may serve on the boards of directors of entities in which Carl Icahn and/or his affiliates have an interest but do not control. In such situations Mr. Ninivaggi may receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Mr. Ninivaggi does not own beneficially any interest in securities of Forest Laboratories and Mr. Ninivaggi will not receive any special compensation in connection with such solicitation.

Annex A attached hereto sets forth, as to the Nominees and the other Participants, all transactions in securities of Forest Laboratories effected during the past two years and their beneficial ownership of securities of Forest Laboratories.

With respect to each Participant (including the Nominees), except as set forth herein or in any of the Annexes attached hereto, (i) such Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Forest Laboratories, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Participant nor any of such Participant’s associates have any arrangement or understanding with any person with respect to (A) any future employment by Forest Laboratories or its affiliates or (B) any future transactions to which Forest Laboratories or any of its affiliates will or may be a party.

PROPOSAL 1 — ELECTION OF DIRECTORS

Article I, Section 6 of Forest Laboratories’ Amended and Restated Bylaws provides that nominations of persons for election to the Board of Directors of the Corporation may be made “…by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.” On June 19, 2012, High River, a record holder of Common Stock, delivered timely notice in accordance with the foregoing and otherwise in accordance with Forest Laboratories’ Amended and Restated Bylaws, notifying Forest Laboratories that High River intends to nominate and will seek to elect at the Annual Meeting Dr. Eric J. Ende, Mr. Pierre Legault, Mr. Andrew J. Fromkin and Mr. Daniel A. Ninivaggi, as members of the board of directors of Forest Laboratories. Each Nominee, if elected, would serve a one-year term and hold office until the 2013 annual meeting of Stockholders and until a successor has been duly elected and qualified. Background information about each of the Nominees is set forth below and the Annexes attached hereto.

According to Forest Laboratories’ Proxy Statement, the Board of Forest Laboratories intends to nominate ten candidates for election as directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect Dr. Eric J. Ende, Mr. Pierre Legault, Mr. Andrew J. Fromkin and Mr. Daniel A. Ninivaggi, and to enable Stockholders to vote for the Forest Laboratories nominees other than [        ]. Therefore, should a Stockholder so authorize us, we will cast votes for our four Nominees and the six Forest Laboratories nominees who are not [        ],[        ],[        ], and [        ]. None of such Forest Laboratories nominees for whom we seek authority to vote have agreed to serve with any of our Nominees, if elected.

If elected, the Nominees will be a minority of the directors and will not alone be able to adopt resolutions. However, the Nominees expect to be able to actively engage other Board members in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with Board members, the Nominees believe they can effect positive change at the Company.

Mr. Icahn has an interest in the election of directors at the Annual Meeting indirectly through the beneficial ownership of securities, as further described in Annex A. Mr. Legault is a party to the Legault Agreement. Dr. Ende is a party to the Ende Agreements. Mr. Fromkin is a party to the Fromkin Agreement. Mr. Ninivaggi has an interest in Forest Laboratories indirectly through certain options to purchase depositary units of Icahn Enterprises L.P., an affiliate of Mr. Icahn. Except as disclosed in this Proxy Statement, including the Annexes attached hereto, none of the Nominees will receive any compensation from any of the Participants or any of their affiliates in connection with this proxy solicitation.

Other than Mr. Fromkin in connection with his employment by Clinical Data, Inc. from April 13, 2011 to May 13, 2011 (the period after Clinical Data, Inc. was acquired by the Company until his separation from employment from Clinical Data as disclosed herein), the Nominees would not be barred from being considered independent under the independence requirements of the New York Stock Exchange and the independence standards applicable to Forest Laboratories under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

DR. ERIC J. ENDE, age 44

Since 2009, Dr. Ende has served as the President of Ende BioMedical Consulting Group, which is focused on helping early-stage life sciences companies raise capital, identify licensing partners and optimize corporate structure. Dr. Ende was a Director on Genzyme Corporation’s Board from 2010 – 2011, until it was acquired by Sanofi-Aventis in 2011 for $20 billion. During his tenure on Genzyme’s Board, he was a member of the Audit and Risk Management Committees. Dr. Ende is currently on the Boards of Directors of Mesa Therapeutics and ATEA Pharmaceuticals. Since 2008, Dr. Ende has also served as a Managing Partner of Silverback Group, which is focused on identifying, evaluating and participating in various types of investment opportunities including venture capital, real estate and financings (debt/equity). From 2002 through 2008, Dr. Ende was the senior biotechnology analyst at Merrill Lynch. From 2000 – 2002, Dr. Ende was the senior biotechnology analyst at Banc of America Securities. And, from 1997 – 2000, he was a biotechnology analyst at Lehman Brothers. During Dr. Ende’s career as a biotechnology analyst, he was named to Institutional Investor’s All-America Equity Research Team six times as well as to The Greenwich Survey list of top analysts. He was also named Top Stock Picker by The Street.com and Best Earnings Estimator by Forbes.com. Dr. Ende received an MBA in Finance & Accounting from NYU – Stern Business School in 1997, an MD from Mount Sinai School of Medicine in 1994, and a BS in Biology and Psychology from Emory University in 1990. Except as described herein, Dr. Ende does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. The business address of Dr. Ende is 6231 PGA Blvd, STE 104-161, Palm Beach Gardens, FL 33418.

Based upon Dr. Ende’s extensive financial expertise and a strong understanding of the pharmaceutical industry, as well as his service on other boards, and his education, the Icahn Parties believe that Dr. Ende has the requisite set of skills to serve as a Board member of Forest Laboratories.

MR. PIERRE LEGAULT, age 52

Since April 2012, Mr. Legault has served as the President and CEO of Stone Management LLC, a firm focused in the areas of business development and board assistance. From 2010 to 2012, he was the Chief Executive Officer of Prosidion Ltd., a UK mid-size biotechnology firm and fully integrated subsidiary of Astellas Pharmaceuticals. From 2009 to 2010, he served as Executive VP, Chief Financial Officer and Treasurer of OSI Pharmaceuticals, a mid-size biotechnology company. He was also Senior Executive VP and Chief Administrative Officer of Rite Aid Corporation, a Fortune 500 pharmaceutical retail company, from June 2006 to 2009. Previously, Mr. Legault held several senior positions over a period exceeding 15 years with Sanofi-Aventis and predecessor companies, last serving as Worldwide President of a large global Sanofi-Aventis business unit from 2003 to 2005. Prior positions included the Senior VP Deputy CEO and Chief Financial Officer of Aventis Pharmaceuticals Inc. (2000 to 2003), Global Senior VP Finance and Treasurer of Hoechst Marion Roussel, Inc. (1998 to 2000), VP and Chief Financial Officer, North America Finance, IT and Administration of Marion Merrell Dow, Inc. (1997 to 1998), and VP and Chief Financial Officer of Marion Merrell Dow Pharmaceutical Canada (1990 to 1996).

Mr. Legault has served on several public, private and nonprofit company boards and audit committees, as well as on several advisory boards, including the following: OSI Investment Holdings GMBH (Chairman), a venture capital firm (2009-2012); Oreo Real Estate (Chairman), a real estate firm (2009-2012); Cyclacel Pharmaceutical Inc. (Chairman of the Audit Committee), a publicly traded biotech company (2006-2008); PJC Inc. (Audit Committee), a publicly traded pharmacy retail company (2005-2007); Eckerd Pharmaceutical, a pharmacy retail company (2005-2007); Shandong Dermik, a drug manufacturing company (2001-2005); and CliniData, a prescription data management company. He studied at the Harvard Business School, McGill University and University of Montreal (HEC) and holds BAA, MBA and CPA degrees. Mr. Legault does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Mr. Legault’s business address is 315 Blackburn Drive, Berwyn, PA 19312.

Based upon Mr. Legault’s impressive background as an executive officer and board member of various companies, including biotech companies, the Icahn Parties believe that Mr. Legault has the requisite set of skills to serve as a Board member of Forest Laboratories.

MR. ANDREW J. FROMKIN, age 46

Mr. Fromkin has substantial senior leadership experience in major areas of the healthcare industry with an emphasis in the healthcare and pharmaceutical services, life sciences, and health information technology sectors. Most recently, Mr. Fromkin joined Clinical Data, Inc. in October of 2005 and was elected President, Chief Executive Officer, and Executive Director in May of 2006. Under his leadership, Clinical Data was rapidly transformed into a pharmaceutical company developing first-in-class and best-in-category therapeutics, with a focus on advancing late stage products and developing related companion diagnostics. On January 21, 2011, Clinical Data received first pass approval from the FDA for its new molecular entity, Viibryd, for the treatment of Major Depressive Disorder. On April 13, 2011, Clinical Data was acquired by Forest Laboratories for $1.2 billion in cash and an additional $6 per share in CVRs.

Prior to Clinical Data, Mr. Fromkin held senior management roles at leading and emerging healthcare companies. He was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management system products that was acquired by Quantros, Inc. and served as President, Chief Executive Officer, and Director of Endo Surgical Devices, Inc., an early stage surgical device developer. Mr. Fromkin spent most of the 1990’s in two leadership roles with the industry’s leading prescription benefit management company (PBM), Medco, which became Merck-Medco Managed Care,

LLC, a wholly owned subsidiary of Merck & Co., Inc. His leadership roles at Medco included Corporate Vice President, Business Development (Corporate Development focus from 1995-2000) and before that, Vice President, Sales to major health insurers, employers and government agencies. Mr. Fromkin began his career at Health Information Technologies (1989-1992), a leader in the then emerging field of electronic data interchange between payers, providers and consumers, where he managed the company’s subsidiary MCA and served as the Director, Marketing and Payer Alliances for its parent company. Mr. Fromkin does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Mr. Fromkin’s business address is 231 Yellowknife Road Morganville, NJ 07751.

Based upon Mr. Fromkin’s significant senior leadership experience in major areas of the healthcare industry with an emphasis in the healthcare and pharmaceutical services, life sciences, and health information technology sectors, including as President, Chief Executive Officer, and Executive Director of Clinical Data, Inc., the Icahn Parties believe that Mr. Fromkin has the requisite set of skills to serve as a Board member of Forest Laboratories.

MR. DANIEL A. NINIVAGGI, age 48

Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 5, 2010, as its Principal Executive Officer, or chief executive, since August 4, 2010, and as a director since March 13, 2012. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. From December 2009 to May 2011, Mr. Ninivaggi has also served as a director of CIT Group Inc., a bank holding company. Mr. Ninivaggi also serves as a director of Federal – Mogul Corporation, a supplier of automotive products, and XO Holdings, a telecommunications company. Since May 2012, Mr. Ninivaggi has served as a director of CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels. From December 2010 to May 2012, Mr. Ninivaggi has served as a director of Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions. Since January 6, 2011, Mr. Ninivaggi has also served as the Interim President and Interim Chief Executive Officer and a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts. Federal-Mogul, CVR Energy, XO Holdings and Tropicana Entertainment are each, directly or indirectly, controlled by Carl C. Icahn. Mr. Icahn has or previously had interests in Lear, CIT Group and Motorola Mobility through the ownership of securities. Mr. Ninivaggi does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Mr. Ninivaggi’s business address is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Based upon Mr. Ninivaggi’s strong background in operations and management having served in various executive roles and having served on a number of public and private boards, including Motorola Mobility and CIT Group, the Icahn Parties believe that Mr. Ninivaggi has the requisite set of skills to serve as a Board member of Forest Laboratories.

Dr. Ende provided consulting services to Mr. Icahn and certain affiliated entities in connection with the proxy contest conducted by Mr. Icahn and such affiliates in respect of Genzyme Corporation, Amylin Pharmaceuticals, Inc. and Biogen Idec Inc. In 2010, Dr. Ende was nominated to the board of Genzyme Corporation at the suggestion of Mr. Icahn. Dr. Ende was also nominated to the Board of Forest Laboratories by the Icahn Parties at the Company’s 2011 Annual Meeting of Stockholders.

Mr. Fromkin was the President, CEO and Executive Director of Clinical Data, Inc. at the time it was acquired by the Corporation in April 13, 2011 and continued to be employed in that capacity until May 13, 2011. In connection with this acquisition, Mr. Fromkin received the CVRs as described below. In addition, in connection with his separation from employment on May 13, 2011, Mr. Fromkin received from an affiliate of the Corporation 12 months of his then annual base salary of approximately $480,000 and continuation of certain health and related benefits for 12 months.

In connection with the acquisition (the “CLDA Acquisition”) of Clinical Data, Inc. (“Clinical Data”) by the Corporation in April 2011, in exchange for certain securities of Clinical Data held by Mr. Fromkin immediately prior to the CLDA Acquisition, Mr. Fromkin received, among other things, a contractual right (each such right, a “CVR”) to receive one or more contingent payments upon the achievement of certain sales milestones of Viibryd and any product containing vilazodone hydrochloride (the “Product”) as described below. The CVRs are not transferable, are not certificated or evidenced by any instrument and are not registered or listed for trading.

As a result of the CLDA Acquisition, Mr. Fromkin holds 1,089,133 CVRs. For each such CVR, Mr. Fromkin is entitled to receive the following cash payments from an affiliate of the Corporation, conditioned upon the achievement of certain milestones:

•

Product Sales Milestone #1 – $1.00 per CVR if, on or before the fifth anniversary of a date certain tied to the effective time of the CLDA Acquisition and the commercial launch of the Product (such date, the “Reference Date”), the aggregate Product sales in the United States during any Milestone Measuring Period (as defined below) equals or exceeds a total of $800,000,000;

•

Product Sales Milestone #2 – $2.00 per CVR if, on or before the sixth anniversary of the Reference Date, the aggregate Product sales in the United States during any Milestone Measuring Period equals or exceeds a total of $1,100,000,000; and

•

Product Sales Milestone #3. – $3.00 per CVR if, on or before the seventh anniversary of the Reference Date, the aggregate Product sales in the United States during any Milestone Measuring Period equals or exceeds a total of $1,500,000,000.

The term “Milestone Measuring Period” means any four consecutive calendar quarters ending and measured as of March 31, June 30, September 30 and December 31 during the period in which a Product Sales Milestone can be attained.

On February 11, 2010, Icahn Enterprises LP, an affiliate of Carl Icahn (“Icahn Enterprises”), entered into an employment agreement with Daniel A. Ninivaggi (the “Ninivaggi Agreement”) pursuant to which Mr. Ninivaggi serves as the President of Icahn Enterprises, Icahn Enterprises Holdings L.P. and Icahn Enterprises GP Inc., affiliates of Mr. Icahn. Carl C. Icahn is the indirect owner of the general partner of Icahn Enterprises and the indirect holder of approximately 92.5% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises. Under the Ninivaggi Agreement, Mr. Ninivaggi is (1) principally responsible for overseeing portfolio company operations, generally not including the entities involved with the hedge funds managed and advised by subsidiaries of Icahn Enterprises Holdings L.P. and (2) involved with acquisitions, dispositions and financings engaged in by Icahn Enterprises, Icahn Enterprises Holdings L.P. and subsidiaries.

Pursuant to the Ninivaggi Agreement, Mr. Ninivaggi is entitled to: (i) a base salary at the per annum rate of $650,000 for the period ending December 31, 2010 and for each of the calendar years ending December 31, 2011 and 2012; (ii) a bonus in the amount of $550,000 for the period ending on December 31, 2010; and (iii) a bonus of not less than $450,000 and not more than $650,000 for each of the calendar years ending December 31, 2011 and 2012. Mr. Ninivaggi also received a relocation payment of $300,000 in connection with the commencement of his employment.

In addition, on February 11, 2010, Icahn Enterprises and Mr. Ninivaggi entered into a Class A Option Agreement and Class B Option Agreement (together, the “Option Agreements”). Pursuant to terms of the Ninivaggi Agreement, Mr. Ninivaggi was granted Class A options to purchase 100,000 Depositary Units (“Units”) of Icahn Enterprises with an exercise price of $45.60 per Unit, and Class B options to purchase 100,000 Units with an exercise price of $55.60 per Unit. Each of the Class A options and the Class B options (collectively, the “Options”) vest as to 33,334 Options, on December 31, 2010; 33,333 Options on December 31, 2011 and the balance of 33,333 Options on December 31, 2012. The Options shall expire on December 31, 2014 except as otherwise set forth in the Ninivaggi Agreement or the Option Agreements.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMIN AND MR. DANIEL A. NINIVAGGI BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE ELECTION OF DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMIN AND MR. DANIEL A. NINIVAGGI AND THE FOREST LABORATORIES NOMINEES OTHER THAN [        ], [        ], [        ] AND [        ].

PROPOSAL 4/5 – REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS

Article I, Section 6 of Forest Laboratories’ Amended and Restated Bylaws provides that the proposal of business to be considered by the stockholders may be made “…by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.” On June 19, 2012, High River, a record holder of Common Stock, delivered timely notice in accordance with the foregoing and otherwise in accordance with Forest Laboratories’ Amended and Restated Bylaws, notifying Forest Laboratories that High River reserves the right to seek to adopt a resolution (the “Repeal of New Bylaws Adverse to the Interests of Stockholders”) that would repeal any provision of Forest Laboratories’ Bylaws (the “Bylaws”) in effect at the time of the Annual Meeting that was not included in the Bylaws as publicly filed with the Securities and Exchange Commission prior to June 18, 2012.

The Participants are not aware of any such provision of the Bylaws that has become effective, but it is possible that following June 18, 2012 and prior to the adoption of this resolution such a provision could become effective.

The following is the text of the proposed resolution:

“RESOLVED, that any provisions of the Bylaws of Forest Laboratories, Inc. as of the effectiveness of this resolution that were not included in the Bylaws of Forest Laboratories, Inc. as publicly filed with the Securities and Exchange Commission prior to June 18, 2012, be and hereby are repealed.”

If the Board does not effect any changes to the Amended and Restated By-Laws of Forest Laboratories (as amended to March 2, 2009), as publicly filed with the Securities and Exchange Commission on March 6, 2009, that the Stockholders believe are not in their best interests, the Icahn Parties will not make this Proposal 4/5 at the Annual Meeting and this Proposal 4/5 will have no effect. However, if the Board has made changes prior to the Annual Meeting that were not disclosed prior to June 18, 2012 and the Stockholders believe that these changes are not in their best interests, then this Proposal 4/5, if adopted, will restore the version of the Amended and Restated By-Laws of Forest Laboratories (as amended to March 2, 2009) that became publicly available in filings by the Corporation with the Securities and Exchange Commission on March 6, 2009.

The Participants are not currently aware of any provisions or amendments of the By-laws of the Corporation that would be repealed by the adoption of this Proposal 4/5. However, it is possible that prior to the date of the Annual Meeting, the Board will adopt provisions or amendments to the Bylaws of the Corporation that the Stockholders believe are not in their best interests.

Opponents of the Repeal of New Bylaws Adverse to the Interests of Stockholders may argue that it is in the best interests of the Stockholders to reject the proposal because it could have the effect of repealing one or more properly adopted bylaw amendments that the Board determined to be in the best interests of the Company and the Stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the Company and that, as a public company subject to the federal proxy rules, it might be impracticable – if not impossible – for the Company to obtain Stockholder approval for a necessary bylaw amendment within a timeframe necessary to serve the best interests of the Company and the Stockholders. Such opponents might also argue that even if such Stockholder approval were received, this Proposal 4/5 would operate to automatically repeal all such Stockholder – approved bylaw amendments during the covered period, in addition to any bylaws approved only by the Board and that, as the Board is fully empowered by its corporate documents and applicable law to alter, amend, repeal or add provisions to the Company’s bylaws in accordance with its fiduciary duties and no provision of the Company’s bylaws is expected to be impacted by this Proposal 4/5, they believe this proposal represents no purpose other than to limit Board actions otherwise permitted by the Company’s governing documents and Delaware law.

WE STRONGLY URGE YOU TO VOTE FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS, BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to Forest Laboratories’ Proxy Statement, Forest Laboratories is soliciting proxies with respect to three other proposals. Please refer to Forest Laboratories’ Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are outlined below. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL OF THE SHARES OF COMMON STOCK REPRESENTED BY YOUR GOLD PROXY CARD [        ] PROPOSAL 2, [        ] PROPOSAL 3 AND [        ] PROPOSAL 4 LISTED BELOW.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE)

According to Forest Laboratories’ Proxy Statement, the Company will also solicit proxies with respect to a proposal for the Stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Forest Laboratories’ Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the tabular disclosure regarding such compensation and the accompanying narrative disclosure. Please refer to the Forest Laboratories’ Proxy Statement for a discussion of such proposal. The Participants intend to vote, and recommend that you vote, [        ] this proposal.

PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to Forest Laboratories’ Proxy Statement, the Company will also solicit proxies with respect to a proposal for Stockholders to ratify the selection of BDO USA, LLP to audit the financial statements of the Company for the fiscal year ending March 31, 2013. Please refer to Forest Laboratories’ Proxy Statement for a discussion of such proposal. The Participants intend to vote, and recommend that you vote, [        ] this proposal.

PROPOSAL 4 – STOCKHOLDER PROPOSAL TO AMEND BYLAWS TO ALLOW STOCKHOLDERS TO NOMINATE DIRECTOR CANDIDATES FOR INCLUSION IN PROXY MATERIALS

According to Forest Laboratories’ Proxy Statement, a stockholder of the Company intends to submit a resolution to the Stockholders for their approval at the Annual Meeting to amend the Company’s Bylaws to allow Stockholders to nominate director candidates for inclusion in the Company’s proxy materials. Please refer to Forest Laboratories’ Proxy Statement for a discussion of such proposal. The Participants intend to vote, and recommend that you vote, [        ] this proposal.

OTHER PROPOSALS

The Participants and their affiliates know of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

VOTING PROCEDURES

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, holders of shares of Forest Laboratories’ Common Stock, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, a nominee for director will be elected to the Company’s Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors will be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the Company’s Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Company first mails its notice of meeting for such meeting to the Stockholders. Plurality means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares of Common Stock not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors.

A quorum must be present, in person or by proxy, in order for the Company to hold the Annual Meeting. A quorum is the presence by person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The shares of Common Stock represented by a proxy marked “withhold” or “abstain” and broker non-votes (as described below) will be considered present at the Annual Meeting for purposes of determining a quorum.

BROKER NON-VOTES

If you hold your shares of Common Stock through a bank, broker or other nominee and do not provide voting instructions to the record holder of the shares of Common Stock, your shares of Common Stock will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote. In this case, a “broker non-vote” occurs. Shares of Common Stock constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether Stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

The election of directors at the Annual Meeting is a “non-routine matter” and brokers do not have discretionary authority to vote your shares of Common Stock on “non-routine matters.” Therefore, unless you provide specific voting instructions to your broker, your broker will not have discretionary authority to vote your shares of Common Stock for the election of directors at the Annual Meeting and your shares of Common Stock will not be voted for the election of directors. If your shares of Common Stock are held in street name, your broker or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares of Common Stock by following the instructions provided on the voting instruction card.

UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BROKER HOLDING YOUR SHARES ON YOUR BEHALF, THE BROKER WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES FOR ANY OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT OR FOR THE ELECTION OF DIRECTORS.

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, the Stockholder vote on Proposal 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY–ON–PAY VOTE) – is advisory and will not be binding on the Company’s Board. However, in order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will therefore have the same effect as a vote against the proposal. Brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Therefore, broker non-votes will have no effect on this proposal.

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, the approval of Proposal 3 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM – requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will therefore have the same effect as a vote against the proposal. Brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Therefore, broker non-votes will have no effect on this proposal.

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, the Stockholder vote on Proposal 4 – STOCKHOLDER PROPOSAL TO AMEND BYLAWS TO ALLOW STOCKHOLDERS TO NOMINATE DIRECTOR CANDIDATES FOR INCLUSION IN PROXY MATERIALS – is advisory and will not be binding on the Company’s Board. However, in order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will therefore have the same effect as a vote against the proposal. Brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Therefore, broker non-votes will have no effect on this proposal.

According to Forest Laboratories’ Proxy Statement, the Bylaws and applicable law, the Stockholder vote on Proposal 4/5 – REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS – requires the affirmative vote of a majority of the shares outstanding. Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting;

2.	Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provided by your broker, bank or other holder of record.

3.	Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your broker, bank or other holder of record; or

4.	Vote in person by attending the Annual Meeting. Written ballots will be distributed to Stockholders who wish to vote in person at the Annual Meeting. If you hold your shares of Common Stock through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

To submit a proxy with voting instructions by telephone please call the telephone number listed on the GOLD proxy card. Proxies may also be submitted over the Internet. Please refer to the GOLD proxy card for the website information. In each case Stockholders will be required to provide the unique control number which has been printed on each Stockholder’s GOLD proxy card. In addition to the instructions that appear on the GOLD proxy card, step-by-step instructions will be provided by a recorded telephone message for those Stockholders submitting proxies by telephone, or at the designated website for those Stockholders submitting proxies over the Internet. Stockholders submitting their proxies with voting instructions by telephone or over the Internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by Internet was successfully submitted.

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) FOR DR. ERIC J. ENDE FOR DIRECTOR; (II) FOR PIERRE LEGAULT FOR DIRECTOR; (III) FOR ANDREW J. FROMKIN FOR DIRECTOR; (IV) FOR DANIEL A. NINIVAGGI FOR DIRECTOR; (V) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY FOREST LABORATORIES TO SERVE AS DIRECTORS, OTHER THAN [        ],[        ],[        ] AND [        ]; (VI) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS (VII) [        ] THE ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE); (VIII) [        ] THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (IX) [        ] THE STOCKHOLDER PROPOSAL TO AMEND

BYLAWS TO ALLOW STOCKHOLDERS TO NOMINATE DIRECTOR CANDIDATES FOR INCLUSION IN PROXY MATERIALS; AND (X) IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.

Stockholders call toll-free: (800) 697-6975

Banks and Brokerage Firms call: (212) 269-5550

PROXY PROCEDURES

IN ORDER TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR USE THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET.

The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares of Common Stock after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares of Common Stock on the GOLD proxy card, even if you sell such shares of Common Stock after the Record Date.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES OF COMMON STOCK AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

REVOCATION OF PROXIES

Any Stockholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any white proxy cards which you may have submitted to Forest Laboratories;

•	submitting a properly executed, subsequently dated WHITE proxy card that will revoke all prior proxy cards, including any gold proxy cards which you may have submitted to Forest Laboratories;

•	instructing the Icahn Parties by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD proxy card);

•	attending the Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

•	delivering written notice of revocation either to the Icahn Parties c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, or the Corporate Secretary of Forest Laboratories.

Although a revocation is effective if delivered to Forest Laboratories, the Icahn Parties request that either the original or a copy of any revocation be mailed to the Icahn Parties c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, so that the Icahn Parties will be aware of all revocations.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO FOREST LABORATORIES, WE URGE YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES OF COMMON STOCK VOTED WITH RESPECT TO THE GOLD PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE ICAHN PARTIES OR TO THE CORPORATE SECRETARY OF THE COMPANY.

COST AND METHOD OF SOLICITATION

Solicitation of proxies will be made by Mr. Icahn, Dr. Ende, Mr. Legault, Mr. Fromkin and Mr. Ninivaggi.

Icahn Capital has retained D.F. King & Co., Inc. (“D.F. King”) to conduct the solicitation, for which D.F. King is to receive a fee of up to [        ]. Icahn Capital has agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to D.F. King pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that D.F. King will employ up to 25 persons to solicit proxies from Forest Laboratories’ Stockholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of proxies is approximately to date, and is estimated to be [        ] in total.

The Icahn Parties will pay all costs associated with this solicitation. The Icahn Parties do not intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that any of the Nominees are elected to the Board of Directors of Forest Laboratories.

ADDITIONAL INFORMATION

Certain information regarding the securities of Forest Laboratories held by Forest Laboratories’ directors, management and 5% Stockholders is contained in the Forest Laboratories’ Proxy Statement. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of Forest Laboratories must be received by Forest Laboratories for inclusion in the Forest Laboratories’ Proxy Statement and form of proxy for that meeting is also contained in the Forest Laboratories’ Proxy Statement. This information is expected to be contained in Forest Laboratories’ public filings. The Participants take no responsibility for the accuracy or completeness of such information contained in Forest Laboratories’ public filings.

Date: [                    ]

MR. CARL C. ICAHN
DR. ERIC J. ENDE
MR. PIERRE LEGAULT
MR. ANDREW J. FROMKIN
MR. DANIEL A. NINIVAGGI
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II L.P.
ICAHN PARTNERS MASTER FUND III L.P.
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.

ANNEX A

SECURITY OWNERSHIP OF THE PARTICIPANTS

(1) Title of Class	(2) Name of Beneficial Owner[1]	(3) Amount of Beneficial Ownership	(4) Percent of Class[2]
Common Stock, par value $0.10 per share (“Shares”)	High River	5,272,335	1.98%
Shares	Icahn Partners	8,077,405	3.04%
Shares	Icahn Master	8,749,838	3.29%
Shares	Icahn Master II	2,960,767	1.11%
Shares	Icahn Master III	1,301,341	0.49%

1 Please note that each stockholder listed in this table is, as of July 3, 2012, the direct beneficial owner of the Shares set forth under the heading “(3) Amount of Beneficial Ownership” and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading “Description of Beneficial Ownership and Beneficial Owners.”

2 Please note that percentages of ownership set forth in this column were calculated based on the 265,724,969 Shares stated to be outstanding as of June 25, 2012 by the Corporation in the Forest Laboratories’ Proxy Statement.

Description of Beneficial Ownership and Beneficial Owners

Barberry Corp., a Delaware corporation (“Barberry”), is the sole member of Hopper Investments LLC, a Delaware limited liability company (“Hopper”), which is the general partner of High River. Beckton Corp., a Delaware corporation (“Beckton”) is the sole stockholder of Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Holdings”). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company (“IPH”), which is the general partner of Icahn Capital L.P., a Delaware limited partnership (“Icahn Capital”). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”). Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn (“Mr. Icahn,” and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the “Beneficial Owners” and each of them a “Beneficial Owner.” As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties and each of the other Beneficial Owners.

The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue – Suite 1210, White Plains, NY 10601 and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153. The principal business address of Icahn Partners is 767 Fifth Avenue, 47th Floor, New York, NY 10153. The principal business address of Icahn Master is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The principal business address of Icahn Master II is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The principal business address of Icahn Master III is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The principal business address of High River is 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP. Mr. Carl C. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises, through which Mr. Icahn manages various private investment funds, including Icahn Partners,

Icahn Master, Icahn Master II and Icahn Master III, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P., a New York Stock Exchange listed diversified holding company engaged in a variety of businesses, including investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries. Each of High River, Icahn Master, Icahn Master II, Icahn Master III, Icahn Partners and High River are primarily engaged in the business of investing in securities.

The Icahn Parties, Carl C. Icahn and the other Beneficial Owners may be deemed to beneficially own, in the aggregate, 26,361,686 Shares, representing approximately 9.92% of the Corporation’s outstanding Shares (based upon the 265,724,969 Shares stated to be outstanding as of June 25, 2012 by the Corporation in the Forest Laboratories’ Proxy Statement).

High River has sole voting power and/or sole dispositive power with regard to 5,272,335 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and/or sole dispositive power with regard to 8,077,405 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Master has sole voting power and/or sole dispositive power with regard to 8,749,838 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and/or sole dispositive power with regard to 2,960,767 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and/or sole dispositive power with regard to 1,301,341 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and/or shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the 5,272,335 Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the 8,077,405 Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the 13,011,946 Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.

Two Year Summary Table:

The following table indicates the date of each purchase and sale of Shares, as well as the exercise of call options, by the Participants and by Mr. Icahn and his affiliates within the past two years, and the number of shares in each such purchase and sale.

Name	Date	Shares Purchased/Call Options Exercised
High River	8/21/2009	80,000
High River	8/24/2009	1,080
High River	8/25/2009	31,280
High River	8/27/2009	120
High River	8/28/2009	13,700
High River	9/1/2009	33,820
High River	9/2/2009	30,000
High River	9/11/2009	23,060
High River	9/14/2009	1,640
High River	9/15/2009	25,300
High River	9/24/2009	10,000
High River	10/2/2009	10,000
High River	10/26/2009	23,280
High River	10/28/2009	20,000
High River	3/1/2011	48,813
High River	3/1/2011	1,000
High River	3/2/2011	40,000
High River	3/4/2011	20,000
High River	6/24/2011	3,566,075	[3]
High River	8/8/2011	671,650
High River	8/09/2011	400,667
High River	8/10/2011	131,500
High River	8/11/2011	27,413
High River	8/12/2011	6,218
High River	11/10/2011	18,309
High River	11/11/2011	37,410

Icahn Partners	8/21/2009	109,547
Icahn Partners	8/24/2009	1,478
Icahn Partners	8/25/2009	42,834

3 The Icahn Parties acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

Icahn Partners	8/27/2009	165
Icahn Partners	8/28/2009	18,759
Icahn Partners	9/1/2009	46,823
Icahn Partners	9/2/2009	41,165
Icahn Partners	9/11/2009	31,651
Icahn Partners	9/14/2009	2,250
Icahn Partners	9/15/2009	34,724
Icahn Partners	9/24/2009	13,725
Icahn Partners	10/2/2009	14,680
Icahn Partners	10/26/2009	32,053
Icahn Partners	10/28/2009	27,524
Icahn Partners	3/1/2011	115,927
Icahn Partners	3/2/2011	69,954
Icahn Partners	3/4/2011	30,693
Icahn Partners	6/24/2011	5,461,234	[3]
Icahn Partners	8/8/2011	1,032,500
Icahn Partners	8/09/2011	614,049
Icahn Partners	8/10/2011	201,532
Icahn Partners	8/11/2011	42,014
Icahn Partners	8/12/2011	9,531
Icahn Partners	11/10/2011	15,917
Icahn Partners	11/11/2011	66,676

Icahn Master	8/21/2009	134,886
Icahn Master	8/24/2009	1,820
Icahn Master	8/25/2009	52,741
Icahn Master	8/27/2009	202
Icahn Master	8/28/2009	23,099
Icahn Master	9/1/2009	57,157
Icahn Master	9/2/2009	50,571
Icahn Master	9/11/2009	38,896
Icahn Master	9/14/2009	2,765
Icahn Master	9/15/2009	42,674
Icahn Master	9/24/2009	16,867
Icahn Master	10/2/2009	18,530
Icahn Master	10/26/2009	39,409
Icahn Master	10/28/2009	33,863
Icahn Master	3/1/2011	72,491
Icahn Master	3/2/2011	76,863
Icahn Master	3/4/2011	33,724
Icahn Master	6/24/2011	5,886,220	[3]
Icahn Master	8/8/2011	1,103,987
Icahn Master	8/09/2011	662,214
Icahn Master	8/10/2011	217,340
Icahn Master	8/11/2011	45,308

Icahn Master	8/12/2011	10,278
Icahn Master	11/10/2011	55,708
Icahn Master	11/11/2011	72,225

Icahn Master II	8/21/2009	54,727
Icahn Master II	8/24/2009	739
Icahn Master II	8/25/2009	21,399
Icahn Master II	8/27/2009	81
Icahn Master II	8/28/2009	9,373
Icahn Master II	9/1/2009	22,622
Icahn Master II	9/2/2009	20,465
Icahn Master II	9/11/2009	15,704
Icahn Master II	9/14/2009	1,119
Icahn Master II	9/15/2009	17,231
Icahn Master II	9/24/2009	6,811
Icahn Master II	10/2/2009	5,113
Icahn Master II	10/26/2009	15,701
Icahn Master II	10/28/2009	13,491
Icahn Master II	3/2/2011	1,572
Icahn Master II	3/4/2011	10,490
Icahn Master II	6/24/2011	2,040,139	[3]
Icahn Master II	8/8/2011	382,863
Icahn Master II	8/09/2011	227,404
Icahn Master II	8/10/2011	74,635
Icahn Master II	8/11/2011	15,559
Icahn Master II	8/12/2011	3,529

Icahn Master III	8/21/2009	20,840
Icahn Master III	8/24/2009	283
Icahn Master III	8/25/2009	8,146
Icahn Master III	8/27/2009	32
Icahn Master III	8/28/2009	3,569
Icahn Master III	9/1/2009	8,678
Icahn Master III	9/2/2009	7,799
Icahn Master III	9/11/2009	5,989
Icahn Master III	9/14/2009	426
Icahn Master III	9/15/2009	6,571
Icahn Master III	9/24/2009	2,597
Icahn Master III	10/2/2009	1,677
Icahn Master III	10/26/2009	5,957
Icahn Master III	10/28/2009	5,122
Icahn Master III	3/1/2011	10,834
Icahn Master III	3/2/2011	11,611

Icahn Master III	3/4/2011	5,093
Icahn Master III	6/24/2011	876,708	[3]
Icahn Master III	8/8/2011	167,252
Icahn Master III	8/09/2011	99,002
Icahn Master III	8/10/2011	32,493
Icahn Master III	8/11/2011	6,773
Icahn Master III	8/12/2011	1,536
Icahn Master III	11/10/2011	1,613
Icahn Master III	11/11/2011	10,740

Shares purchased by each of the Icahn Parties are maintained in margin accounts that include positions in securities in addition to the Shares. As of July 2, 2012, the indebtedness of (i) High River’s margin account was approximately $2.2 million, (ii) Icahn Partners’ margin account was approximately $3.0 million, (iii) Icahn Master’s margin account was approximately $41.4 million, (iv) Icahn Master II’s margin account was approximately $1.4 million, and (v) Icahn Master III’s margin account was approximately $770,000.

ANNEX A

Attachment 1-A

The following are American call options purchased by the Icahn Parties, which were written by UBS AG with a $21.25 strike price and an expiration date of March 7, 2013, and which provided for physical settlement (unless the applicable Icahn Party opts for a cash settlement). These are further described in the chart set forth below. On June 24, 2011, the Icahn Parties exercised all of their respective call options.

NAME	DATE	Quantity	Option Premium Paid ($)
High River	3/7/2011	40,000	439,412.00
High River	3/8/2011	24,958	278,134.45
High River	3/10/2011	25,688	279,305.62
High River	3/11/2011	20,000	211,742.00
High River	3/14/2011	26,590	275,504.31
High River	3/16/2011	67,290	616,336.03
High River	3/17/2011	40,000	375,088.00
High River	3/18/2011	40,740	389,380.70
High River	3/23/2011	4,879	46,285.61
High River	4/26/2011	66,354	772,778.59
High River	4/27/2011	30,488	361,569.39
High River	4/28/2011	320	3,801.60
High River	4/29/2011	65,980	789,127.40
High River	5/12/2011	127,227	1,574,853.97
High River	5/13/2011	101,298	1,315,921.80
High River	5/16/2011	1,329	17,220.52
High River	5/17/2011	24,003	311,628.55
High River	5/18/2011	175,365	2,393,451.67
High River	5/19/2011	222,287	3,103,904.52
High River	5/20/2011	222,384	3,128,609.30
High River	5/23/2011	155,759	2,109,428.56
High River	5/24/2011	87,833	1,203,619.52
High River	5/25/2011	162,407	2,265,528.93
High River	5/26/2011	112,860	1,596,867.43
High River	6/1/2011	12,394	176,817.76
High River	6/2/2011	42,836	610,841.36
High River	6/3/2011	446,401	6,917,340.62
High River	6/6/2011	95,000	1,454,250.50
High River	6/7/2011	262,741	4,106,247.72
High River	6/8/2011	219,098	3,452,173.82
High River	6/9/2011	362,519	5,967,389.01
High River	6/10/2011	279,047	4,647,332.45

Icahn Partners	3/7/2011	61,386	674,343.63
Icahn Partners	3/8/2011	38,302	426,841.32
Icahn Partners	3/10/2011	39,422	428,635.41
Icahn Partners	3/11/2011	30,692	324,939.27
Icahn Partners	3/14/2011	40,807	422,809.49
Icahn Partners	3/16/2011	103,267	945,863.76
Icahn Partners	3/17/2011	61,383	575,600.67
Icahn Partners	3/18/2011	62,522	597,566.52
Icahn Partners	3/23/2011	7,488	71,036.41
Icahn Partners	4/26/2011	103,149	1,201,304.20
Icahn Partners	4/27/2011	46,839	555,482.44
Icahn Partners	4/28/2011	493	5,856.84
Icahn Partners	4/29/2011	101,370	1,212,395.34
Icahn Partners	5/12/2011	191,068	2,365,097.02
Icahn Partners	5/13/2011	155,182	2,015,907.29
Icahn Partners	5/16/2011	2,035	26,368.51
Icahn Partners	5/17/2011	36,771	477,394.22
Icahn Partners	5/18/2011	268,648	3,666,615.36
Icahn Partners	5/19/2011	340,528	4,754,962.73
Icahn Partners	5/20/2011	340,677	4,792,814.37
Icahn Partners	5/23/2011	238,613	3,231,512.00
Icahn Partners	5/24/2011	134,553	1,843,847.04
Icahn Partners	5/25/2011	248,797	3,470,643.51
Icahn Partners	5/26/2011	172,894	2,446,294.50
Icahn Partners	6/1/2011	18,626	265,725.97
Icahn Partners	6/2/2011	65,615	935,669.90
Icahn Partners	6/3/2011	683,786	10,595,811.10
Icahn Partners	6/6/2011	145,518	2,227,574.99
Icahn Partners	6/7/2011	402,460	6,289,846.11
Icahn Partners	6/8/2011	335,608	5,287,940.33
Icahn Partners	6/9/2011	555,298	9,140,704.85
Icahn Partners	6/10/2011	427,437	7,118,664.03

Icahn Master	3/7/2011	67,448	740,936.51
Icahn Master	3/8/2011	42,085	468,999.45
Icahn Master	3/10/2011	43,314	470,953.12
Icahn Master	3/11/2011	33,725	357,049.95
Icahn Master	3/14/2011	44,835	464,544.40
Icahn Master	3/16/2011	113,464	1,039,262.16
Icahn Master	3/17/2011	67,449	632,482.76
Icahn Master	3/18/2011	68,695	656,566.20
Icahn Master	3/23/2011	8,229	78,066.05
Icahn Master	4/26/2011	78,757	917,227.65

Icahn Master	4/27/2011	50,095	594,096.64
Icahn Master	4/28/2011	526	6,248.88
Icahn Master	4/29/2011	108,417	1,296,678.16
Icahn Master	5/12/2011	219,672	2,719,165.92
Icahn Master	5/13/2011	167,531	2,176,328.21
Icahn Master	5/16/2011	2,197	28,467.63
Icahn Master	5/17/2011	39,698	515,395.16
Icahn Master	5/18/2011	290,025	3,958,377.21
Icahn Master	5/19/2011	367,627	5,133,359.61
Icahn Master	5/20/2011	367,787	5,174,211.41
Icahn Master	5/23/2011	257,602	3,488,678.13
Icahn Master	5/24/2011	145,261	1,990,584.11
Icahn Master	5/25/2011	268,594	3,746,805.72
Icahn Master	5/26/2011	186,653	2,640,971.96
Icahn Master	6/1/2011	21,565	307,654.92
Icahn Master	6/2/2011	70,863	1,010,506.38
Icahn Master	6/3/2011	738,486	11,443,431.36
Icahn Master	6/6/2011	157,160	2,405,789.56
Icahn Master	6/7/2011	434,655	6,793,005.67
Icahn Master	6/8/2011	362,455	5,710,949.72
Icahn Master	6/9/2011	599,720	9,871,930.95
Icahn Master	6/10/2011	461,630	7,688,124.51

Icahn Master II	3/7/2011	20,976	230,427.65
Icahn Master II	3/8/2011	13,089	145,865.12
Icahn Master II	3/10/2011	13,472	146,481.06
Icahn Master II	3/11/2011	10,488	111,037.50
Icahn Master II	3/14/2011	13,945	144,486.93
Icahn Master II	3/16/2011	35,288	323,216.91
Icahn Master II	3/17/2011	20,979	196,724.28
Icahn Master II	3/18/2011	21,365	204,200.26
Icahn Master II	3/23/2011	2,558	24,266.98
Icahn Master II	4/26/2011	71,564	833,455.81
Icahn Master II	4/27/2011	17,447	206,910.95
Icahn Master II	4/28/2011	182	2,162.16
Icahn Master II	4/29/2011	37,753	451,529.66
Icahn Master II	5/12/2011	68,223	844,484.76
Icahn Master II	5/13/2011	57,497	746,920.53
Icahn Master II	5/16/2011	755	9,782.91
Icahn Master II	5/17/2011	13,624	176,879.03
Icahn Master II	5/18/2011	99,536	1,358,507.14
Icahn Master II	5/19/2011	126,170	1,761,774.80
Icahn Master II	5/20/2011	126,226	1,775,810.48
Icahn Master II	5/23/2011	88,408	1,197,300.70
Icahn Master II	5/24/2011	49,853	683,160.59

Icahn Master II	5/25/2011	92,180	1,285,883.35
Icahn Master II	5/26/2011	64,059	906,377.20
Icahn Master II	6/1/2011	6,014	85,798.13
Icahn Master II	6/2/2011	24,296	346,460.96
Icahn Master II	6/3/2011	253,176	3,923,164.66
Icahn Master II	6/6/2011	53,880	824,789.65
Icahn Master II	6/7/2011	149,013	2,328,849.67
Icahn Master II	6/8/2011	124,261	1,957,893.59
Icahn Master II	6/9/2011	205,601	3,384,377.50
Icahn Master II	6/10/2011	158,261	2,635,726.17

Icahn Master III	3/7/2011	10,190	111,940.21
Icahn Master III	3/8/2011	6,357	70,843.04
Icahn Master III	3/10/2011	6,543	71,142.04
Icahn Master III	3/11/2011	5,095	53,941.27
Icahn Master III	3/14/2011	6,773	70,176.41
Icahn Master III	3/16/2011	17,141	157,001.28
Icahn Master III	3/17/2011	10,189	95,544.29
Icahn Master III	3/18/2011	10,378	99,189.81
Icahn Master III	3/23/2011	1,243	11,791.97
Icahn Master III	4/26/2011	11,944	139,103.41
Icahn Master III	4/27/2011	7,569	89,763.80
Icahn Master III	4/28/2011	79	938.52
Icahn Master III	4/29/2011	16,382	195,930.36
Icahn Master III	5/12/2011	29,945	370,668.19
Icahn Master III	5/13/2011	24,984	324,557.15
Icahn Master III	5/16/2011	327	4,237.10
Icahn Master III	5/17/2011	5,921	76,871.75
Icahn Master III	5/18/2011	43,250	590,293.30
Icahn Master III	5/19/2011	54,822	765,507.00
Icahn Master III	5/20/2011	54,846	771,600.95
Icahn Master III	5/23/2011	38,415	520,250.50
Icahn Master III	5/24/2011	21,663	296,858.92
Icahn Master III	5/25/2011	40,055	558,755.23
Icahn Master III	5/26/2011	27,833	393,811.90
Icahn Master III	6/1/2011	3,373	48,120.57
Icahn Master III	6/2/2011	10,570	150,728.20
Icahn Master III	6/3/2011	110,158	1,706,986.34
Icahn Master III	6/6/2011	23,442	358,847.79
Icahn Master III	6/7/2011	64,836	1,013,289.43
Icahn Master III	6/8/2011	54,066	851,880.12
Icahn Master III	6/9/2011	89,459	1,472,575.65
Icahn Master III	6/10/2011	68,860	1,146,815.10

ANNEX A

Attachment 1-B

The following are European put options which were written by the Icahn Parties to UBS AG and had a $21.25 strike price and an expiration date of the earlier of March 7, 2013 or the date on which the corresponding American-style call option described above in Annex A, Attachment 1-A is exercised, and provided for cash settlement only and are further described in the chart set forth below. On June 24, 2010, the Icahn Parties exercised all of the call options described in Annex A, Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

NAME	DATE	Quantity	Option Premium Received ($)
High River	3/7/2011	40,000	400.00
High River	3/8/2011	24,958	249.58
High River	3/10/2011	25,688	256.88
High River	3/11/2011	20,000	200.00
High River	3/14/2011	26,590	265.90
High River	3/16/2011	67,290	672.90
High River	3/17/2011	40,000	400.00
High River	3/18/2011	40,740	407.40
High River	3/23/2011	4,879	48.79
High River	4/26/2011	66,354	663.54
High River	4/27/2011	30,488	304.88
High River	4/28/2011	320	3.20
High River	4/29/2011	65,980	659.80
High River	5/12/2011	127,227	1,272.27
High River	5/13/2011	101,298	1,012.98
High River	5/16/2011	1,329	13.29
High River	5/17/2011	24,003	240.03
High River	5/18/2011	175,365	1,753.65
High River	5/19/2011	222,287	2,222.87
High River	5/20/2011	222,384	2,223.84
High River	5/23/2011	155,759	1,557.59
High River	5/24/2011	87,833	878.33
High River	5/25/2011	162,407	1,624.07
High River	5/26/2011	112,860	1,128.60
High River	6/1/2011	12,394	123.94
High River	6/2/2011	42,836	428.36
High River	6/3/2011	446,401	4,464.01
High River	6/6/2011	95,000	950.00
High River	6/7/2011	262,741	2,627.41
High River	6/8/2011	219,098	2,190.98
High River	6/9/2011	362,519	3,625.19

High River	6/10/2011	279,047	2,790.47

Icahn Partners	3/7/2011	61,386	613.86
Icahn Partners	3/8/2011	38,302	383.02
Icahn Partners	3/10/2011	39,422	394.22
Icahn Partners	3/11/2011	30,692	306.92
Icahn Partners	3/14/2011	40,807	408.07
Icahn Partners	3/16/2011	103,267	1,032.67
Icahn Partners	3/17/2011	61,383	613.83
Icahn Partners	3/18/2011	62,522	625.22
Icahn Partners	3/23/2011	7,488	74.88
Icahn Partners	4/26/2011	103,149	1,031.49
Icahn Partners	4/27/2011	46,839	468.39
Icahn Partners	4/28/2011	493	4.93
Icahn Partners	4/29/2011	101,370	1,013.70
Icahn Partners	5/12/2011	191,068	1,910.68
Icahn Partners	5/13/2011	155,182	1,551.82
Icahn Partners	5/16/2011	2,035	20.35
Icahn Partners	5/17/2011	36,771	367.71
Icahn Partners	5/18/2011	268,648	2,686.48
Icahn Partners	5/19/2011	340,528	3,405.28
Icahn Partners	5/20/2011	340,677	3,406.77
Icahn Partners	5/23/2011	238,613	2,386.13
Icahn Partners	5/24/2011	134,553	1,345.53
Icahn Partners	5/25/2011	248,797	2,487.97
Icahn Partners	5/26/2011	172,894	1,728.94
Icahn Partners	6/1/2011	18,626	186.26
Icahn Partners	6/2/2011	65,615	656.15
Icahn Partners	6/3/2011	683,786	6,837.86
Icahn Partners	6/6/2011	145,518	1,455.18
Icahn Partners	6/7/2011	402,460	4,024.60
Icahn Partners	6/8/2011	335,608	3,356.08
Icahn Partners	6/9/2011	555,298	5,552.98
Icahn Partners	6/10/2011	427,437	4,274.37

Icahn Master	3/7/2011	67,448	674.48
Icahn Master	3/8/2011	42,085	420.85
Icahn Master	3/10/2011	43,314	433.14
Icahn Master	3/11/2011	33,725	337.25
Icahn Master	3/14/2011	44,835	448.35
Icahn Master	3/16/2011	113,464	1,134.64
Icahn Master	3/17/2011	67,449	674.49
Icahn Master	3/18/2011	68,695	686.95
Icahn Master	3/23/2011	8,229	82.29
Icahn Master	4/26/2011	78,757	787.57

Icahn Master	4/27/2011	50,095	500.95
Icahn Master	4/28/2011	526	5.26
Icahn Master	4/29/2011	108,417	1,084.17
Icahn Master	5/12/2011	219,672	2,196.72
Icahn Master	5/13/2011	167,531	1,675.31
Icahn Master	5/16/2011	2,197	21.97
Icahn Master	5/17/2011	39,698	396.98
Icahn Master	5/18/2011	290,025	2,900.25
Icahn Master	5/19/2011	367,627	3,676.27
Icahn Master	5/20/2011	367,787	3,677.87
Icahn Master	5/23/2011	257,602	2,576.02
Icahn Master	5/24/2011	145,261	1,452.61
Icahn Master	5/25/2011	268,594	2,685.94
Icahn Master	5/26/2011	186,653	1,866.53
Icahn Master	6/1/2011	21,565	215.65
Icahn Master	6/2/2011	70,863	708.63
Icahn Master	6/3/2011	738,486	7,384.86
Icahn Master	6/6/2011	157,160	1,571.60
Icahn Master	6/7/2011	434,655	4,346.55
Icahn Master	6/8/2011	362,455	3,624.55
Icahn Master	6/9/2011	599,720	5,997.20
Icahn Master	6/10/2011	461,630	4,616.30

Icahn Master II	3/7/2011	20,976	209.76
Icahn Master II	3/8/2011	13,089	130.89
Icahn Master II	3/10/2011	13,472	134.72
Icahn Master II	3/11/2011	10,488	104.88
Icahn Master II	3/14/2011	13,945	139.45
Icahn Master II	3/16/2011	35,288	352.88
Icahn Master II	3/17/2011	20,979	209.79
Icahn Master II	3/18/2011	21,365	213.65
Icahn Master II	3/23/2011	2,558	25.58
Icahn Master II	4/26/2011	71,564	715.64
Icahn Master II	4/27/2011	17,447	174.47
Icahn Master II	4/28/2011	182	1.82
Icahn Master II	4/29/2011	37,753	377.53
Icahn Master II	5/12/2011	68,223	682.23
Icahn Master II	5/13/2011	57,497	574.97
Icahn Master II	5/16/2011	755	7.55
Icahn Master II	5/17/2011	13,624	136.24
Icahn Master II	5/18/2011	99,536	995.36
Icahn Master II	5/19/2011	126,170	1,261.70
Icahn Master II	5/20/2011	126,226	1,262.26
Icahn Master II	5/23/2011	88,408	884.08
Icahn Master II	5/24/2011	49,853	498.53

Icahn Master II	5/25/2011	92,180	921.80
Icahn Master II	5/26/2011	64,059	640.59
Icahn Master II	6/1/2011	6,014	60.14
Icahn Master II	6/2/2011	24,296	242.96
Icahn Master II	6/3/2011	253,176	2,531.76
Icahn Master II	6/6/2011	53,880	538.80
Icahn Master II	6/7/2011	149,013	1,490.13
Icahn Master II	6/8/2011	124,261	1,242.61
Icahn Master II	6/9/2011	205,601	2,056.01
Icahn Master II	6/10/2011	158,261	1,582.61

Icahn Master III	3/7/2011	10,190	101.90
Icahn Master III	3/8/2011	6,357	63.57
Icahn Master III	3/10/2011	6,543	65.43
Icahn Master III	3/11/2011	5,095	50.95
Icahn Master III	3/14/2011	6,773	67.73
Icahn Master III	3/16/2011	17,141	171.41
Icahn Master III	3/17/2011	10,189	101.89
Icahn Master III	3/18/2011	10,378	103.78
Icahn Master III	3/23/2011	1,243	12.43
Icahn Master III	4/26/2011	11,944	119.44
Icahn Master III	4/27/2011	7,569	75.69
Icahn Master III	4/28/2011	79	0.79
Icahn Master III	4/29/2011	16,382	163.82
Icahn Master III	5/12/2011	29,945	299.45
Icahn Master III	5/13/2011	24,984	249.84
Icahn Master III	5/16/2011	327	3.27
Icahn Master III	5/17/2011	5,921	59.21
Icahn Master III	5/18/2011	43,250	432.50
Icahn Master III	5/19/2011	54,822	548.22
Icahn Master III	5/20/2011	54,846	548.46
Icahn Master III	5/23/2011	38,415	384.15
Icahn Master III	5/24/2011	21,663	216.63
Icahn Master III	5/25/2011	40,055	400.55
Icahn Master III	5/26/2011	27,833	278.33
Icahn Master III	6/1/2011	3,373	33.73
Icahn Master III	6/2/2011	10,570	105.70
Icahn Master III	6/3/2011	110,158	1,101.58
Icahn Master III	6/6/2011	23,442	234.42
Icahn Master III	6/7/2011	64,836	648.36
Icahn Master III	6/8/2011	54,066	540.66
Icahn Master III	6/9/2011	89,459	894.59
Icahn Master III	6/10/2011	68,860	688.60

ANNEX B

LEGAULT AGREEMENT

ICAHN CAPITAL LP

June 14, 2012

To the undersigned potential nominee:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as directors of Forest Laboratories, Inc. (“Forest Laboratories”) in connection with a proxy contest with management of Forest Laboratories in respect of the election of directors of Forest Laboratories at the 2012 Annual Meeting of Shareholders of Forest Laboratories (the “Annual Meeting”), expected to be held in the Summer of 2012, or a special meeting of shareholders of Forest Laboratories called for a similar purpose (the “Proxy Contest”).

Icahn Capital LP (“Icahn”) agrees to pay the costs of the Proxy Contest.

In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn, or an affiliate thereof, intends to nominate you for election at the Annual Meeting, you will be entitled to be paid $25,000 by Icahn unless you are elected to serve as a director of Forest Laboratories at the Annual Meeting or a special meeting of shareholders of Forest Laboratories called for a similar purpose or in connection with a settlement of the Proxy Contest by Icahn and Forest Laboratories, in which case you will not receive any payment from Icahn in connection with the Proxy Contest. Payment to you pursuant to this paragraph, if any, will be made by Icahn, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by Icahn and Forest Laboratories, or (iii) the withdrawal of the Proxy Contest by Icahn.

You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Forest Laboratories and for use in creating the proxy material to be sent to shareholders of Forest Laboratories and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Mark DiPaolo, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4361, Fax: (212) 688-1158, Email: mdipaolo@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to Forest Laboratories informing Forest Laboratories that you consent to being nominated by Icahn, or an affiliate thereof, for election as a director of Forest Laboratories and, if elected, consent to serving as a director of Forest Laboratories and consent to the disclosure of certain information relating to you as would be required to be disclosed in solicitations of proxies for your election as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in any such solicitation made by the Company. You also will make a statement in the attached instrument that if elected, you intend to tender, promptly following your election or re–election, an irrevocable resignation effective upon your failure to receive the required vote for re–election at the next meeting at which you would face re–election and upon acceptance of such resignation by the board of directors, in accordance with the Company’s Board Practice on Director Elections. Upon being notified that we have chosen you, we may forward that instrument and your completed questionnaire (or summaries thereof) to Forest Laboratories.

Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of Forest Laboratories on the Slate (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to Forest Laboratories’ Board of Directors or for any actions taken by you as a director of Forest Laboratories, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

Each of us recognizes that should you be elected to the Board of Directors of Forest Laboratories all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of Forest Laboratories and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Forest Laboratories.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

ICAHN CAPITAL LP

By:
Name: Edward E. Mattner
Title: Authorized Signatory

Agreed to and Accepted as
of the date first above written:

Name: Pierre Legault

ANNEX C

ENDE NOMINATION AGREEMENT

ICAHN CAPITAL LP

June 18, 2012

To the undersigned potential nominee:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as directors of Forest Laboratories, Inc. (“Forest Laboratories”) in connection with a proxy contest with management of Forest Laboratories in respect of the election of directors of Forest Laboratories at the 2012 Annual Meeting of Shareholders of Forest Laboratories (the “Annual Meeting”), expected to be held in the Summer of 2012, or a special meeting of shareholders of Forest Laboratories called for a similar purpose (the “Proxy Contest”). Icahn Capital LP (“Icahn”) agrees to pay the costs of the Proxy Contest.

You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Forest Laboratories and for use in creating the proxy material to be sent to shareholders of Forest Laboratories and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Mark DiPaolo, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4361, Fax: (212) 688-1158, Email: mdipaolo@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to Forest Laboratories informing Forest Laboratories that you consent to being nominated by Icahn, or an affiliate thereof, for election as a director of Forest Laboratories and, if elected, consent to serving as a director of Forest Laboratories and consent to the disclosure of certain information relating to you as would be required to be disclosed in solicitations of proxies for your election as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in any such solicitation made by the Company. You also will make a statement in the attached instrument that if elected, you intend to tender, promptly following your election or re–election, an irrevocable resignation effective upon your failure to receive the required vote for re–election at the next meeting at which you would face re–election and upon acceptance of such resignation by the board of directors, in accordance with the Company’s Board Practice on Director Elections. Upon being notified that we have chosen you, we may forward that instrument and your completed questionnaire (or summaries thereof) to Forest Laboratories.

Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of Forest Laboratories on the Slate (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to Forest Laboratories’ Board of Directors or for any actions taken by you as a director of Forest Laboratories, if you are elected. Nothing herein shall be construed to provide you a defense, indemnity or a right to being held harmless by Icahn: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

Each of us recognizes that should you be elected to the Board of Directors of Forest Laboratories all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of Forest Laboratories and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Forest Laboratories.

This letter agreement does not impact the effectiveness of (i) that certain Agreement, dated May 29, 2012, by and between Icahn Enterprises Holdings, LP and you or (ii) that certain Agreement, dated May 29, 2012, by and between High River Limited Partnership and you, each of which shall continue in full force and effect in accordance with its terms.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

ICAHN CAPITAL LP

By:
Name:	Edward E. Mattner
Title:	Authorized Signatory

Agreed to and Accepted as

of the date first above written:

Name: Eric Ende

ANNEX D

FROMKIN AGREEMENT

ICAHN CAPITAL LP

June 15, 2012

To the undersigned potential nominee:

This will confirm our understanding as follows:

SLATE AND PROXY CONTEST

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as directors of Forest Laboratories, Inc. (“Forest Laboratories”) in connection with a proxy contest with management of Forest Laboratories in respect of the election of directors of Forest Laboratories at the 2012 Annual Meeting of Shareholders of Forest Laboratories (the “Annual Meeting”), expected to be held in the Summer of 2012, or a special meeting of shareholders of Forest Laboratories called for a similar purpose (the “Proxy Contest”).

Icahn Capital LP (“Icahn”) agrees to pay the costs of the Proxy Contest.

In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn, or an affiliate thereof, intends to nominate you for election at the Annual Meeting, you will be entitled to be paid $25,000 by Icahn unless you are elected to serve as a director of Forest Laboratories at the Annual Meeting or a special meeting of shareholders of Forest Laboratories called for a similar purpose or in connection with a settlement of the Proxy Contest by Icahn and Forest Laboratories, in which case you will not receive any payment from Icahn in connection with the Proxy Contest. Payment to you pursuant to this paragraph, if any, will be made by Icahn, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by Icahn and Forest Laboratories, or (iii) the withdrawal of the Proxy Contest by Icahn.

You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Forest Laboratories and for use in creating the proxy material to be sent to shareholders of Forest Laboratories and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Mark DiPaolo, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153,

Tel: (212) 702-4361, Fax: (212) 688-1158, Email: mdipaolo@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects, to the best of your knowledge and recollection at the time. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to Forest Laboratories informing Forest Laboratories that you consent to being nominated by Icahn, or an affiliate thereof, for election as a director of Forest Laboratories and, if elected, consent to serving as a director of Forest Laboratories and consent to the disclosure of certain information relating to you as would be required to be disclosed in solicitations of proxies for your election as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in any such solicitation made by Forest Laboratories.

You also will make a statement in the attached instrument that if elected, you intend to tender, promptly following your election or re–election, an irrevocable resignation effective upon your failure to receive the required vote for re–election at the next meeting at which you would face re–election and upon acceptance of such resignation by the board of directors, in accordance with the Company’s Board Practice on Director Elections. Upon being notified that we have chosen you, we may forward that instrument and your completed questionnaire (or summaries thereof) to Forest Laboratories.

Each of us recognizes that should you be elected to the Board of Directors of Forest Laboratories all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of Forest Laboratories and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Forest Laboratories. In addition, you acknowledge and agree that neither Icahn nor any of its affiliates has requested from you any non-public information concerning Forest Laboratories or any of its affiliates, subsidiaries or divisions and you will not provide any such information to Icahn or any of its affiliates in violation of any of your obligations to Forest Laboratories or any other person or entity.

DEFENSE AND INDEMNIFICATION

A. Definitions

For purpose of this letter the following terms shall have the meanings set forth below:

“Clinical Data Activities” means any of your actions or inactions occurring or failing to occur, or alleged to have occurred or to have failed to occur, during the period from October 12, 2005 through May 13, 2011, in your capacity as an employee or officer of Clinical Data, Inc. or its subsidiaries.

“Defense Protection” means, providing legal counsel to conduct the defense of any Proceeding and paying all reasonable legal fees, disbursements and costs (including but not limited to costs of experts) of conducting such legal defense, in accordance with clause E below.

“Loss Indemnification” means, to indemnify and hold harmless from all damages, penalties and judgments awarded by a court order, in accordance with clause E below.

“Proceeding” means: (i) any actual or threatened civil, criminal, administrative or arbitrative action, suit or other legal proceeding, and any appeal thereof; or (ii) being called to testify or give a deposition in any proceeding contemplated in clause (i) (whether or not as a party and whether or not threatened to be made a party to such proceeding).

B. Defense Protection and Loss Indemnification Regarding Slate Participation

Icahn hereby agrees that Icahn will provide to you Defense Protection and Loss Indemnification, in connection with any Proceeding relating solely to your role as a nominee for director of Forest Laboratories on the Slate. Your right to Defense Indemnification and Loss Indemnification under this clause B shall continue: (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate; and (ii) after the election has taken place, but in each case only for events which occur prior to such election and subsequent to the date hereof. Nothing in this clause B shall be construed to provide you Loss Indemnification: (i) in the event that you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; (ii) if you acted in a manner which constitutes gross negligence or willful misconduct; or (z) if you are found to have violated any agreement or duty that you have with or to Forest Laboratories, its subsidiaries or affiliates, or their respective, officers, directors, or stockholders (and you agree that you will not breach any such agreement or duty).

C. Defense Protection Regarding Clinical Data, Inc.

Icahn hereby agrees that Icahn will provide to you Defense Protection in connection with any Proceeding based upon Clinical Data Activities or alleged Clinical Data Activities. Your right of Defense Protection under this clause C shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place whether you are elected to the Forest Laboratories Board of Directors or not. Nothing in this letter shall be construed to provide you Loss Indemnification based upon, relating to or arising from Clinical Data Activities or alleged Clinical Data Activities.

D. Limitations

Anything to the contrary herein notwithstanding, Icahn is not providing Defense Protection or Loss Indemnification for any action taken by you or on your behalf which occurs prior to the date hereof (except as set forth in clause C. above), or subsequent to the Annual Meeting, or such earlier time as you are no longer a nominee of the Slate for election to Forest Laboratories’ Board of Directors, or for any actions taken by you as a director of Forest Laboratories, if you are elected.

E. Process

In the event that you shall make any claim for Defense Protection or Loss Indemnification hereunder, you shall promptly notify Icahn thereof. You shall promptly notify Icahn in the event of any third-party claim actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn and reasonably acceptable to you. Icahn shall not be responsible for any settlement of any claim against you covered by this agreement without its prior written consent. However, you may settle any such claims without Icahn’s consent if the settlement and all costs related thereto are paid by you without any liability for Icahn or any of its affiliates. Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

The obligations of Icahn under this letter are conditioned upon your compliance with your obligations under this letter in all material respects. Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

ICAHN CAPITAL LP

By:
Name: Edward E. Mattner
Title: Authorized Signatory

Agreed to and Accepted as
of the date first above written:

Name: Andrew J. Fromkin

IMPORTANT

1. If your shares of Common Stock are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, D.F. King & Co., Inc., in the postage-paid envelope provided.

2. If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares of Common Stock.

3. If you have already submitted a white proxy card to Forest Laboratories for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominee by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to Forest Laboratories. You may also submit your later-dated proxy by using the enclosed GOLD proxy card to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.

Stockholders call toll-free: (800) 697-6975

Banks and Brokerage Firms call: (212) 269-5550

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

FOREST LABORATORIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

            , 2012

GOLD PROXY CARD	GOLD PROXY CARD

This proxy is solicited by:

MR. CARL C. ICAHN, DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMKIN, MR. DANIEL A. NINIVAGGI, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND BECKTON CORP. (the “Participants”)

VOTING CONTROL NUMBER:

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES TO CAST YOUR VOTES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU HAD RETURNED YOUR PROXY CARD. WE ENCOURAGE YOU TO USE THESE COST EFFECTIVE AND CONVENIENT WAYS OF VOTING, 24 HOURS A DAY, 7 DAYS A WEEK.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE [ ], 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 10:00 a.m. Eastern Daylight Time on [ ], 2012.	Visit the Internet voting Web site at http://[ ]. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 10:00 a.m. Eastern Daylight Time on [ ] 2012.	Simply sign and date your proxy card and return it in the postage-paid envelope to D.F. King & Co., Inc. If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

Your vote, whether by Internet, telephone or mail, must be received no later than [            ] to be

included in the voting results.

Detach Here

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

FOREST LABORATORIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

            , 2012

GOLD PROXY CARD	GOLD PROXY CARD

This proxy is solicited by:

MR. CARL C. ICAHN, DR. ERIC J. ENDE, MR. PIERRE LEGAULT, MR. ANDREW J. FROMKIN, MR. DANIEL A. NINIVAGGI, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND BECKTON CORP. (the “Participants”)

The undersigned hereby appoints and constitutes each of Mark DiPaolo and Eric J. Ende, (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Forest Laboratories, Inc. (“Forest Laboratories”) to be held on August 15, 2012 at 10:00 a.m. local time at                     , and at any adjournment or postponement or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of Forest Laboratories held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

IF NO DIRECTION IS MADE, THE PERSONS NAMED IN THIS GOLD PROXY CARD WILL VOTE YOUR SHARES: (I) FOR DR. ERIC J. ENDE FOR DIRECTOR; (II) FOR PIERRE LEGAULT FOR DIRECTOR; (III) FOR ANDREW J. FROMKIN FOR DIRECTOR (IV) FOR DANIEL A. NINIVAGGI FOR DIRECTOR; (V) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY FOREST LABORATORIES TO SERVE AS DIRECTORS, OTHER THAN [    ]; [    ]; [    ] AND [    ]; (VI) FOR THE REPEAL OF NEW BYLAWS ADVERSE TO THE INTERESTS OF STOCKHOLDERS; (VII) [    ] THE ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE); (VIII) [    ] THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (IX) [    ] THE STOCKHOLDER PROPOSAL TO AMEND BYLAWS TO ALLOW STOCKHOLDERS TO NOMINATE DIRECTOR CANDIDATES FOR INCLUSION IN PROXY MATERIALS; AND (X) IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.dfking.com/frx.

SIGN, DATE AND MAIL YOUR PROXY TODAY

UNLESS YOU HAVE VOTED BY TELEPHONE OR BY INTERNET,

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK,

SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY

INTERNET, TELEPHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 10:00 AM,

EASTERN DAYLIGHT TIME, ON AUGUST 15, 2012, TO BE INCLUDED IN THE VOTING

RESULTS.

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE PARTICIPANTS RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.	Election of directors — Nominees:	[ ] FOR ALL NOMINEES	[ ] WITHHELD FROM ALL NOMINEES	[ ] FOR ALL EXCEPT
(01) Dr. Eric J. Ende
(02) Mr. Pierre Legault
(03) Mr. Andrew J. Fromkin
(04) Mr. Daniel A. Ninivaggi

PLUS the persons who have been nominated by Forest Laboratories to serve as directors, other than [    ]. The Participants are NOT seeking authority to vote for and WILL NOT exercise any authority to vote for [    ]. There is no assurance that any of the Forest Laboratories nominees, will serve as directors if any or all of the Nominees are elected to the Board. You should refer to the proxy statement and form of proxy distributed by Forest Laboratories for the names, background, qualifications and other information concerning the Forest Laboratories nominees.

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN NOMINATED BY FOREST LABORATORIES TO SERVE AS DIRECTORS OTHER THAN [    ] BY WRITING THE NAMES OF SUCH NOMINEES FOR WHOM YOU WISH TO WITHHOLD AUTHORITY BELOW. YOUR SHARES WILL BE THEN VOTED FOR THE REMAINING NOMINEE(S).

THE PARTICIPANTS RECOMMEND A VOTE “    ” IN PROPOSAL 2 BELOW; “    ” IN PROPOSAL 3 BELOW, “    ” IN PROPOSAL 4 BELOW AND “FOR” IN PROPOSAL 4/5 BELOW.

2.	A proposal to approve, on an advisory basis, the compensation of Forest Laboratories Named Executive Officers.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Ratification of the selection of BDO USA, LLP, as Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2013.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	A proposal to approve, on an advisory basis, a stockholder proposal regarding proxy access	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4/5.	A proposal to repeal new bylaws adverse to the interests of stockholders	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Please be sure to sign and date this Proxy.

Signature(s) of Stockholder(s)	Date

Signature(s) if held jointly	Date

Title, if any

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign. When signing as Executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.